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Exhibit (a)(1)(xii)

        AMENDED NOTICE OF GUARANTEED DELIVERY
(Not To Be Used For Signature Guarantee)

To Tender Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)

of

Kerr-McGee Corporation

Pursuant to its Offer to Purchase dated April 18, 2005, as amended by the Supplement dated May 2, 2005

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, MAY 18, 2005,
UNLESS THE TENDER OFFER IS EXTENDED.

        As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the tender offer (as defined below) if (a) certificates for shares of common stock, par value $1.00 per share, of Kerr-McGee Corporation and all other documents required by the Amended Letter of Transmittal cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase) or (b) the procedures for book-entry transfer cannot be completed by the Expiration Date. This form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the tender offer is:

UMB Bank, n.a.

By Mail: Kerr-McGee Exchange c/o UMB Bank P.O. Box 859208 Braintree, MA 02185-9208	By Overnight Delivery:
Kerr-McGee Exchange
c/o UMB Bank
161 Bay State Drive
Braintree, MA 02184

 By Facsimile Transmission:
(Eligible Institutions Only)
781-380-3388

 Confirm receipt of fax by Telephone:
(Eligible Institutions Only)
781-843-1833 (ext 200)	By Hand: Kerr-McGee Exchange c/o UMB Bank 928 Grand Blvd. 5th Floor Kansas City, MO 64106

        Delivery of this Amended Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via facsimile to a number other than the one listed above does not constitute a valid delivery. Deliveries to Kerr-McGee Corporation, the Dealer Managers or the Information Agent will not be forwarded to the Depositary and therefore will not constitute valid delivery. Delivery to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) does not constitute valid delivery to the Depositary.

        This Amended Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on an Amended Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Amended Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Kerr-McGee Corporation, a Delaware corporation ("Kerr-McGee"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 18, 2005, as amended and supplemented by the Supplement, dated May 2, 2005 (the "Offer to Purchase"), and the related Amended Letter of Transmittal (which, together with any further supplements or amendments thereto, collectively constitute the "tender offer"), receipt of which is hereby acknowledged, the number (indicated below) of shares of common stock, par value $1.00 per share, of Kerr-McGee, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Unless the context requires otherwise, all references to shares shall refer to the shares of common stock, par value $1.00 per share, of Kerr-McGee and shall include the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of July 26, 2001, between Kerr-McGee and UMB Bank, n.a., as amended by the First Amendment to Rights Agreement, dated as of July 30, 2001, between Kerr-McGee and UMB Bank, n.a. All shares tendered and purchased will include such associated preferred stock purchase rights.

NUMBER OF SHARES BEING TENDERED HEREBY:                          SHARES

        CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER
(See Instruction 5 of The Amended Letter of Transmittal)

☐
The undersigned wants to maximize the chance of having Kerr-McGee purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Kerr-McGee pursuant to the tender offer. This action will result in the undersigned receiving a price per share as low as $85.00 or as high as $92.00.

—OR—

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
(See Instruction 5 of The Amended Letter of Transmittal)

        By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price for the shares is less than the price checked. If the purchase price for the shares is equal to or greater than the price checked, then the shares purchased by Kerr-McGee will be purchased at the purchase price. A stockholder who desires to tender shares at more than one price must complete a separate Amended Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price (unless those shares were previously tendered and withdrawn).

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $85.00	☐ $86.50	☐ $88.00	☐ $89.50	☐ $91.00
☐ $85.25	☐ $86.75	☐ $88.25	☐ $89.75	☐ $91.25
☐ $85.50	☐ $87.00	☐ $88.50	☐ $90.00	☐ $91.50
☐ $85.75	☐ $87.25	☐ $88.75	☐ $90.25	☐ $91.75
☐ $86.00	☐ $87.50	☐ $89.00	☐ $90.50	☐ $92.00
☐ $86.25	☐ $87.75	☐ $89.25	☐ $90.75

CONDITIONAL TENDER
(See Instruction 17 of The Amended Letter of Transmittal)

        A tendering stockholder may condition his or her shares upon Kerr-McGee purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by Kerr-McGee pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering stockholder's responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐
The minimum number of shares that must be purchased, if any are purchased, is:                          shares.

        If, because of proration, the minimum number of shares designated will not be purchased, Kerr-McGee may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below:

☐
The tendered shares represent all shares held by the undersigned.

Certificate No(s). (if available):	Name(s) of Stockholder(s):

(Please type or print)
Address(es):
☐ Check here if shares will be tendered by book-entry transfer.	(Zip Code)
Name of Tendering Institution:	Area Code and Tel. No.:
(Daytime telephone number)
Signature(s):
DTC Account No:
Dated:	, 2005	Taxpayer ID No. or Social Security No.:

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, or otherwise an "eligible institution" within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees (a) that the above named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of shares complies with Rule 14e-4 and (c) to deliver to the Depositary the shares tendered hereby, together with a properly completed and duly executed Amended Letter(s) of Transmittal with any required signature guarantee, unless an Agent's Message (as defined in the Offer to Purchase) in the case of book-entry transfer is utilized, and any other required documents, all within three (3) New York Stock Exchange, Inc. trading days of the date hereof.

Name of Firm:
(Authorized Signature)
Address:	Name:
(Please type or print)
Title:
(Zip Code)
Area Code and Tel. No.:	Date:	, 2005

        Do not send share certificates with this form. Your share certificates should be sent with your Amended Letter of Transmittal.

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SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER (See Instruction 5 of The Amended Letter of Transmittal)
—OR—
SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (See Instruction 5 of The Amended Letter of Transmittal)
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
CONDITIONAL TENDER (See Instruction 17 of The Amended Letter of Transmittal)
GUARANTEE (Not to be used for signature guarantee)